Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2008, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-149032) and related Prospectus of FX Real Estate and Entertainment Inc. dated March 3, 2008.
/s/ Ernst & Young LLP
New York, New York
March 3, 2008